SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 31, 2006

(Date of earliest event report)
WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777

(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549
ITEM 8.01. OTHER EVENTS
On July 31, 2006, Weyerhaeuser Company issued a press release stating the following:
Weyerhaeuser Completes Sale of North American
Composite Panels Business to Flakeboard
FEDERAL WAY, Wash. (July 31, 2006) – Weyerhaeuser Company (NYSE: WY) today announced it has completed its sale of the North American composite panels business to Flakeboard America Limited, a U.S. subsidiary of Flakeboard Company Limited.
Terms of the transaction were not disclosed.
In the transaction, Flakeboard has acquired mills in Albany, Ore.; Bennettsville, S.C.; Eugene, Ore.; Malvern, Ark.; and Simsboro, La. The mills, which produce medium density fiberboard (MDF) or particleboard, have the capacity to produce a total of 1.1 billion square feet annually.
Flakeboard is a Delaware corporation headquartered in Fort Mill, S.C. Flakeboard Company Limited is headquartered in Markham, Ontario and currently has manufacturing facilities in Ontario and New Brunswick.
Weyerhaeuser Company, one of the world’s largest integrated forest products companies, was incorporated in 1900. In 2005, sales were $22.6 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser’s businesses, products and practices is available at http://www.weyerhaeuser.com.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY
By /s/ Jeanne Hillman
Its: Vice President and
Chief Accounting Officer

Date: July 31, 2006